SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 28, 2006

MOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31409	74-2834515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12515 Research Boulevard, Building 5 Austin, Texas	78759-2220
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (512) 339-8335

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, Motive, Inc. (the “Company”) received a letter, dated February 28, 2006, from the Nasdaq Listing Qualifications Hearings Panel, indicating that the Panel, subject to certain conditions, granted the Company an additional extension of time until April 13, 2006 in which to file its Quarterly Report on Form 10-Q for the three-month period ended September 30, 2005 and all required restated financial statements for previous periods, and to otherwise meet all listing standards of The Nasdaq Stock Market. Based in large part on the recent developments described in Items 4.02 and 8.01 below, the Company determined on March 28, 2006 that it will need additional time to complete its periodic financial reports and will be unable to meet the Panel’s April 13, 2006 deadline. Accordingly, the Company’s common stock will be subject to delisting from The Nasdaq National Market. If delisted, the Company expects its common stock to trade on the over-the-counter market and the Company intends to file an application for listing with The Nasdaq National Market as soon as possible after becoming current with its periodic financial reports. There can be no assurance that such an application will be granted. If the Company’s common stock is delisted from The Nasdaq National Market, the liquidity of the common stock could be adversely impacted and the Company may experience other adverse consequences resulting from the delisting and the failure to timely file periodic reports.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported, the Audit Committee of the Company’s Board of Directors (the “Audit Committee”) is conducting a review of the Company’s revenue recognition practices related to certain reseller transactions and whether the Company recognized in the proper periods revenue associated with certain license and services arrangements for 2004 and 2005. In connection with management’s evaluation of the preliminary results of this review and the preparation of the Company’s financial statements for the year ended December 31, 2005, the Company is evaluating its application of generally accepted accounting principles, including the application of Statement of Position (“SOP”) 97-2, Software Revenue Recognition, as amended by SOP 98-9, Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, to its software arrangements. Included in this review is a current assessment of the Company’s prior determination of vendor specific objective evidence (“VSOE”) of fair value for the various elements of the Company’s bundled software arrangements (specifically, the license element, maintenance element, consulting and training services, and hosting services). Generally speaking, the presence of VSOE of fair value permits the revenue of a bundled software arrangement to be allocated among that arrangement’s various elements.

As a result of this review, the Company’s management recently concluded that insufficient evidence existed to support the Company’s prior determination that VSOE of fair value existed for the maintenance element for the majority of the Company’s software arrangements. As a result of this determination, on March 28, 2006, management of the Company and the Audit Committee concluded that the financial statements previously issued by the Company for (i) the fiscal years ended December 31, 2001, 2002, 2003 and 2004, and the interim periods contained therein, (ii) the three-month period ended March 31, 2005, and (iii) the three-month and six-month

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periods ended June 30, 2005 should no longer be relied upon. The Company will restate its previously issued financial statements for periods beginning with fiscal 2001, the year when the Company began recognizing license revenue assuming the existence of VSOE of fair value for maintenance of each of its software arrangements. Generally speaking, the absence of VSOE of fair value is expected to result in the recognition of revenue over longer periods of time.

Management’s determination concerning the absence of VSOE of fair value is expected only to impact the timing of revenue recognized by the Company and does not call into question the validity of the underlying transactions or revenue. In addition, the revised results for the periods described above are not anticipated to have any effect on the Company’s reported cash and other liquid asset positions. The Company’s cash and short-term investments totaled approximately $59 million as of December 31, 2005 and are expected to be approximately $56 million as of March 31, 2006. The efforts of management and the Audit Committee are ongoing. It is possible that these efforts may identify additional or different issues that could further impact the Company’s previously issued financial statements, and that these issues and their impact on such financial statements could be material.

The Company intends to file amendments to its Quarterly and Annual Reports on Form 10-Q and Form 10-K for the appropriate periods, as well as its Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, and its Annual Report on Form 10-K for the year ended December 31, 2005, as soon as reasonably possible. It is not anticipated that the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2006 will be timely filed.

As a result of management’s determination described above and the preliminary results of the Audit Committee’s ongoing review (described further in Item 8.01 below), it is likely that the reports that the Company will subsequently file with the SEC will include a description of a material weakness in internal controls with respect to the Company’s revenue recognition practices. It is also likely that this material weakness will result in an adverse opinion by the Company’s independent registered public accounting firm, Ernst & Young LLP, on the effectiveness of the Company’s internal control over financial reporting included in the Company Annual Report on Form 10-K for the year ended December 31, 2005.

Management of the Company and the Audit Committee have discussed the foregoing matters with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 7.01. Regulation FD Disclosure.

On April 3, 2006, the Company issued a press release which addressed the matters in Items 3.01, 4.02 and 8.01 hereof and which notified investors that they should not rely on any 2006 guidance previously issued by the Company.

The press release issued April 3, 2006 is furnished herewith as Exhibit 99.1 to this report. This information shall not be deemed filed for the purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date of this report, except as shall be expressly set forth by specific reference in such filing.

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Item 8.01. Other Events.

On March 28, 2006, the Audit Committee expanded the scope of its review to include various matters associated with the Company’s prior determination that VSOE of fair value of the various elements of the Company’s software arrangements was established and maintained by the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1 – Press Release of Motive, Inc. dated April 3, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2006

MOTIVE, INC.

By:	/s/ April Downing
April Downing
Principal Accounting Officer, Acting Chief Financial Officer and Vice President – Finance and Investor Relations

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INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release of Motive, Inc. dated April 3, 2006.